Exhibit 99.1

BioTime, Inc.	1301 Harbor Bay Parkway
Alameda, CA 94502
Tel: 510-521-3390
Fax: 510-521-3389
www.biotimeinc.com
www.embryome.com

BioTime Launches New Stem Cell Lines in Anticipation of
President Obama’s Removal of Restrictions on Federal Funding of
Embryonic Stem Cell Research

New Cell Line Products to be Presented at Stem Cells World Conference

ALAMEDA, CA, January 21, 2009 – BioTime, Inc. (OTCBB: BTIM) Chief Executive Officer Michael West, Ph.D., will deliver a presentation on January 21, 2009 at the Select Biosciences Stem Cells World Congress meeting in Palm Springs, California.  Dr. West’s presentation is titled “Embryomics: High Throughput Generation and Mapping of Embryonic Progenitors.”

This year’s conference will focus on new technologies in stem cell research and development, including the basic biology, medical applications, regulation, and business of stem cells. Dr. West’s presentation will include a description of BioTime’s stem cell research programs and near-term stem cell products being marketed to the research community.

Dr. West will announce the launch of 11 new cell line products and present data on their unique properties and potential utility in regenerative medicine. The new cell lines show markers of neural, muscle, vascular, and cartilage progenitors, as well as other properties of interest to the medical research community. The cells will initially be marketed to universities and pharmaceutical companies for use in research programs focused on developing new cell-based therapies for neurodegenerative disease, muscular dystrophy, heart disease, cancer, and arthritis, as well as other potential applications in the emerging field of regenerative medicine. Information about these cell lines is now available online at www.embryome.com, and the cells themselves are available for purchase for research purposes only, through the same website.

President Barack Obama has indicated that he will rescind President Bush’s August 9, 2001 restrictions on federal funding of human embryonic stem cell research. Since 2001, hundreds of new embryonic stem cell lines have been made, including 72 novel cell types isolated by BioTime scientists, that will not be eligible for use in federally-funded research to fashion new medical therapies until the restrictions imposed by the Bush Administration are rescinded.

“We look forward to a change in policy that allows federally-funded researchers to utilize human embryonic stem cells generated since 2001,” said Michael West, Ph.D., BioTime’s CEO. “We have scaled up inventory for the launch of these new cell lines and plan on launching additional similar products in the future.”

About BioTime, Inc.:

BioTime, headquartered in Alameda, California, develops blood plasma volume expanders, blood replacement solutions for hypothermic (low temperature) surgery, organ preservation solutions, and technology for use in surgery, emergency trauma treatment and other applications. BioTime's lead product Hextend is manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements.

BioTime operates in the field of regenerative medicine through its wholly owned subsidiary Embryome Sciences, Inc. where it is developing new medical and research products using embryonic stem cell technology.  Additional information about BioTime can be found on the web at www.biotimeinc.com.  Hextend®, PentaLyte®, HetaCool®, EmbryomicsTM, ESpyTM, and ESpanTM, are trademarks of BioTime, Inc.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development and potential opportunities for the company and its subsidiary, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company's business, particularly those mentioned in the cautionary statements found in the company's Securities and Exchange Commission filings. The company disclaims any intent or obligation to update these forward-looking statements.

Contact:
BioTime, Inc.

Judith Segall
jsegall@biotimemail.com
510-521-3390, Ext. 301

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